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                                                                  Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements of Callaway Golf Company, No. 33-73680, and No. 333-84724, on Form S-8, of our reports dated June 7, 2004, appearing in this Annual Report on Form 11-K of Callaway Golf 401(K) Retirement Investment Plan for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP
Costa Mesa, California
June 24, 2004